Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm as independent accountants in the Registration Statement (Form S-8) pertaining to Genesys 2005 Stock Incentive Plan and to the incorporation by reference therein of our report dated March 2, 2005, with respect to the consolidated financial statements of Genesys S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

ERNST & YOUNG Audit

Represented by Christine Blanc-Patin

Paris-La Défense, France

October 13, 2005